UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 12, 2012

BAZAARVOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(Address of principal executive offices, including zip code)

(512) 551-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of Bazaarvoice, Inc. (“Bazaarvoice”), filed with the Securities and Exchange Commission on June 13, 2012 (the “Original Form 8-K”), disclosing the completion of the acquisition of PowerReviews, Inc. (“PowerReviews”) through Bazaarvoice’s wholly owned subsidiaries, Peloton Acquisition Corp. and Peloton Acquisition LLC, on June 12, 2012.

In the Original Form 8-K, Bazaarvoice indicated that the financial statements and pro forma financial information required under Item 9.01 would be filed not later than 71 calendar days after the date that the Original Form 8-K was required to be filed. This Form 8-K/A is filed to amend and restate Item 9.01 of the Original Form 8-K to include the required financial statements and pro forma financial information and to amend and restate Item 2.01 to correct the cash consideration for the transaction (which was approximately $30.9 million, previously reported as approximately $31.0 million), the number of options assumed by Bazaarvoice (which was approximately 1.7 million, previously reported as approximately 1.6 million) and the total value of the transaction (which was approximately $169.2 million, previously reported as $168.2 million). Unless set forth below, all previous Items of the Original Form 8-K are unchanged.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 12, 2012, Bazaarvoice acquired PowerReviews, a Delaware corporation, pursuant to an agreement and plan of merger dated May 24, 2012 by and among Bazaarvoice, PowerReviews, Peloton Acquisition Corp., a newly-formed Delaware corporation and wholly owned subsidiary of Bazaarvoice (“Merger Sub I”), Peloton Acquisition LLC, a newly-formed Delaware limited liability company and wholly owned subsidiary of Bazaarvoice (“Merger Sub II”), Shareholder Representative Services LLC, a Colorado limited liability company, as representative of the equityholders of PowerReviews (the “PowerReviews Equityholders”) and U.S. Bank, National Association, as escrow agent. Pursuant to the Merger Agreement, Merger Sub I merged with and into PowerReviews, with PowerReviews continuing as the surviving corporation and a wholly owned subsidiary of Bazaarvoice, and PowerReviews will merge with and into Merger Sub II, with Merger Sub II continuing as the surviving limited liability company and a wholly owned subsidiary of Bazaarvoice, under the name PowerReviews, LLC.

Pursuant to the Merger Agreement, Bazaarvoice paid approximately $30.9 million in cash, issued approximately 6.4 million shares of common stock and assumed vested and unvested options to purchase the common stock of PowerReviews equivalent to approximately 1.7 million options to purchase the common stock of Bazaarvoice. At the closing share price on June 12, 2012, the value of the transaction is approximately $169.2 million, including the assumption of vested and unvested options but excluding the potential cash proceeds that may arise from the exercise of assumed options. Bazaarvoice deposited 941,810 shares of Bazaarvoice common stock issued in the transaction into an escrow account to serve as security for the benefit of Bazaarvoice and its affiliates against the indemnification obligations of the PowerReviews Equityholders. Subject to any indemnification claims made on the escrow account, the escrow amount will be released to the PowerReviews stockholders and certain officers of PowerReviews one year after closing.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The audited financial statements of PowerReviews, including PowerReviews’ audited balance sheets as of December 31, 2010 and 2011 and audited statements of operations, redeemable convertible preferred stock and stockholders’ equity (deficit) and cash flows for the years ended December 31, 2010 and 2011, and the unaudited interim financial statements of PowerReviews, including PowerReviews’ unaudited balance sheet as of March 31, 2012, unaudited statements of operations and cash flows for the three months ended March 31, 2011 and 2012, and unaudited statement of redeemable convertible preferred stock and stockholders’ equity (deficit) for the three months ended March 31, 2012, and the notes related thereto, are being filed as Exhibit 99.1 to this Form 8-K/A.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information that gives effect to the acquisition of

PowerReviews, including the unaudited pro forma condensed consolidated balance sheet as of April 30, 2012 and the unaudited pro form condensed consolidated statement of operations for the year ended April 30, 2012, and the notes related thereto, are being filed as Exhibit 99.2 to this Form 8-K/A.

(d) Exhibits.

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1

Audited financial statements of PowerReviews as of and for the years ended December 31, 2010 and 2011 and unaudited financial statements of PowerReviews as of March 31, 2012 and for the three months ended March 31, 2011 and 2012

99.2	Unaudited pro forma condensed consolidated financial statements as of and for the year ended April 30, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale General Counsel and Secretary

Date: July 12, 2012

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Audited financial statements of PowerReviews as of and for the years ended December 31, 2010 and 2011 and unaudited financial statements of PowerReviews as of March 31, 2012 and for the three months ended March 31, 2011 and 2012

99.2	Unaudited pro forma condensed consolidated financial statements as of and for the year ended April 30, 2012